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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-68995 of Altiva Financial Corporation (formerly Mego Mortgage Corporation) on Form S-1 of our report dated December 14, 1998, appearing in the Prospectus which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP


San Diego, California
August 16, 1999